UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 20, 2008


                            First South Bancorp, Inc.
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               (Exact name of registrant specified in its charter)

    South Carolina                    000-28037              57-1086258
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(State or other jurisdiction         (Commission          (IRS Employer
 of incorporation)                    File Number)        Identification No.)

1450 John B. White Sr. Boulevard
Spartanburg, South Carolina                                   29306
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(Address of principal executive offices)                    (Zip Code)

              Registrant's telephone number, including area code  (864) 595-0455
                                                                  --------------

                                [not applicable]
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02(e)  Compensatory Arrangements of Certain Officers

         Employment Agreement. On February 20, 2008 First South Bancorp, Inc. and its banking subsidiary First South Bank entered into an employment agreement with President and Chief Executive Officer Barry L. Slider. The employment agreement has a term of three years, which renews monthly for one additional month but terminates when Mr. Slider attains age 65. If Mr. Slider is terminated without cause or if he terminates voluntarily but for good reason, he will be entitled to a lump-sum payment in an amount equal to three times his base salary on the date notice of employment termination is given, without discount for the time value of money, plus any bonus earned by him or accrued by First South on his behalf through the date employment termination becomes effective. Voluntary termination for good reason includes termination by Mr. Slider because of adverse changes in employment circumstances, such as reduced compensation or responsibilities or a material change in the geographic location at which Mr. Slider must perform services for First South. If a change in control of First South occurs, Mr. Slider will be entitled to a lump-sum payment in an amount equal to three times the sum of his annual compensation. The employment agreement promises a tax gross-up benefit if the aggregate benefits payable to Mr. Slider after a change in control are subject to excise taxes under sections 280G and 4999 of the Internal Revenue Code. In very general terms, benefits received by an executive after a change in control are subject to excise taxes if the benefits exceed three times the executive's five-year average taxable compensation. The new employment agreement includes a covenant on Mr. Slider's part that he will not compete with the bank for one year after employment termination, but the prohibition against competition is void after a change in control. Lastly, the new employment agreement provides for reimbursement of Mr. Slider's legal fees if the employment agreement is challenged after a change in control, up to a maximum of $500,000.

         Salary Continuation Agreement. On February 20, 2008 First South Bank also entered into a Salary Continuation Agreement with Mr. Slider. Promising an annual benefit of $180,000 payable in monthly installments for the executive's lifetime beginning at age 65 or a reduced benefit payable for the executive's lifetime beginning at age 65 if his employment terminates before age 65, the Salary Continuation Agreement is in addition to and does not replace or supersede the November 19, 1999 Salary Continuation Agreement between Mr. Slider and the bank, as that agreement was amended on April 27, 2000, June 19, 2001, March 20, 2007, and September 28, 2007. Mr. Slider will forfeit all benefits if his employment is terminated by the bank with cause. If a change in control occurs before the executive attains age 65 and while he is still employed by the bank, instead of the lifetime annual benefit he will receive immediately after the change in control a lump-sum payment in cash in amount equal to the present value at age 65 of a lifetime benefit of $180,000, in addition to a potential gross-up payment to compensate for excise taxes imposed on the executive under sections 280G and 4999 of the Internal Revenue Code. If the executive dies before receiving the Salary Continuation Agreement benefit, his designated beneficiary will be entitled to an amount equal to the liability accrual balance established by the bank to account for the benefit. Like the employment

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agreement,  the Salary Continuation  Agreement provides for reimbursement of Mr.
Slider's legal fees if the agreement is challenged after a change in control, up to a maximum of $500,000.

         Endorsement Split Dollar Agreement. The bank and Mr. Slider also entered into an Endorsement Split Dollar Agreement on February 20, 2008. Under this agreement Mr. Slider may designate a beneficiary of a portion of the total death proceeds payable at his death under insurance policies on his life, which policies are owned by First South Bank. The portion for which Mr. Slider may designate the beneficiary is approximately $572,000, calculated as the lesser of
(x) 100% of the net death proceeds, meaning the total policy death proceeds minus the policy cash surrender value, or (y) $1,988,360. The remainder of the total death proceeds is payable to the bank. The Endorsement Split Dollar Agreement provides for a death benefit payable to Mr. Slider's beneficiary solely for death occurring while Mr. Slider is employed by the bank and solely for death occurring before Mr. Slider attains age 65. When his employment terminates or when he attains age 65, Mr. Slider's beneficiary will no longer be entitled to any benefits under the Endorsement Split Dollar Agreement.

         1996 Split Dollar Arrangement. In 1996 the bank purchased a $250,000 policy on Mr. Slider's life and a $100,000 policy on the life of Mr. V. Lewis Shuler, Executive Vice President and Chief Financial Officer, entering into a Split Dollar Agreement with each of them. Under the 1996 Split Dollar Agreements, as amended in 1999, Messrs. Slider and Shuler are owners of the insurance policies but the bank is entitled to a portion of the total policy death proceeds sufficient to repay the bank for the annual premiums paid by the bank. Through 2002 the total premiums paid by the bank were $26,250 for the policy on Mr. Slider's life and $18,000 for the policy on Mr. Shuler's life. Instead of continuing to pay the annual premium, beginning in 2003 Messrs. Slider and Shuler have paid the premiums with their own funds, although the bank increased their compensation in an amount sufficient to provide them with funds to make the premium payments. At the executive's death, the bank will receive from total policy death proceeds an amount equal to the total annual premiums paid from 1996 through 2002, or $26,250 in Mr. Slider's case and $18,000 in Mr. Shuler's. The executives' designated beneficiaries will receive all other policy death proceeds. This 1996 split dollar arrangement remains in force and is not affected by the agreements entered into in February 2008.

         1999 Split Dollar Arrangement. The 1999 Salary Continuation Agreements between the bank and each of Messrs. Slider and Shuler were accompanied by endorsement split dollar arrangements entitling each of the executives to designate a beneficiary of a portion of the total death proceeds payable at his death under insurance policies on his life, which policies are owned by First South Bank. Of the total death proceeds payable at the executive's death, the bank is entitled to a portion equal to the greater of (x) the policy cash surrender value plus an amount stated in a schedule attached to the agreement and (y) the aggregate premiums paid by the bank on the policy less any outstanding indebtedness to the insurer. The executive's designated beneficiary is entitled to all other death proceeds. If the executive's employment terminates before age 65, the executive's designated beneficiary will no longer be entitled to any benefits under the 1999 split dollar arrangement associated with the 1999 Salary Continuation Agreements. If the executive remains employed with the bank to age 65, his designated beneficiary will be entitled at the executive's death to benefits under the 1999 endorsement split dollar arrangement for death occurring after employment termination.

         Mr. Slider's 1999 Salary Continuation Agreement, as amended, has not been replaced by the February 2008 Salary Continuation Agreement and remains in effect. Thus, the 1999 endorsement split dollar agreement accompanying the 1999 Salary Continuation Agreement remains in force and is not affected by the agreements entered into in 2008.

         The November 19, 1999 Salary Continuation Agreement between the bank and Mr. V. Lewis Shuler, as amended, and the associated November 19, 1999 Split Dollar Agreement between the bank and Mr. Shuler have not been replaced and remain in effect.

         Director Retirement Agreement. Lastly, on February 20, 2008 the bank and Mr. Slider entered into a Director Retirement Agreement promising an annual benefit of $30,000 payable in monthly installments for ten years, beginning when Mr. Slider attains age 70. Mr. Slider would be entitled to a reduced annual benefit if his director service terminates before age 70, with the reduced benefit payable for ten years but beginning in the month after termination. If a change in control occurs both before Mr. Slider attains age 70 and while he is still serving as a director, instead of the annual benefit he will receive immediately after the change in control a lump-sum payment in cash in amount equal to the liability accrual balance established by the bank to account for the benefit. At Mr. Slider's death the bank will pay to his designated beneficiary an amount equal to the liability accrual balance existing at death.

         On February 20, 2008 the bank also entered into Director Retirement Agreements with each of Directors Harold E. Fleming, Joel C. Griffin, Roger A.
F. Habisreutinger, Herman E. Ratchford, Chandrakant V. Shanbhag, and David G. White, the terms of which are identical to those of Mr. Slider's Director Retirement Agreement, with the exception of one provision in Mr. Ratchford's Director Retirement Agreement. Mr. Ratchord's Director Retirement Agreement provides for a normal retirement age of 80, rather than 70, but is otherwise identical to Mr. Slider's Director Retirement Agreement.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         First South Bancorp, Inc.


Date: February 22, 2008                  /s/ V. Lewis Shuler
                                         -------------------
                                         V. Lewis Shuler
                                         Executive Vice President and Chief
                                         Financial Officer